EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 703-9189

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS

New York, New York - October 30, 2013 - The Jones Group Inc. (NYSE: JNY; the "Company") today reported results for the third quarter ended October 5, 2013. Revenues for the third quarter of 2013 were $1,022 million, as compared with $1,035 million for the third quarter of 2012.

The Company reported adjusted earnings per share ("EPS") of $0.48 for the third quarter of 2013, as compared with adjusted EPS of $0.57 for the same period last year. The adjusted results exclude charges such as those related to the impairments of certain intangible assets, the impact of severance and other costs related to restructuring activities, certain acquisition-related costs and other costs not considered relevant for period-over-period comparisons (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported earnings per share of $0.38 for the third quarter of 2013, as compared with earnings per share of $0.22 for the same period in 2012. The 2013 and the 2012 third quarter results include, among other things, costs and charges of $12 million ($7 million after tax) and $35 million ($27 million after tax), respectively, relating to the planned closure of certain Company-operated retail stores, business development costs, restructuring and other cost saving initiatives. The 2012 period also included adjustments to the future payment liabilities associated with the Stuart Weitzman acquisition, charges related to lease liabilities of unused facilities and a gain relating to the sale of the Sam and Libby trademark.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "Third quarter revenues were in line with our expectations, with the Jeanswear segment again registering the largest improvement in operating results, as those product lines continue to perform well. The Domestic Retail, International Wholesale and International Retail segments also showed improved operating results, led by the Nine West Outlet and Stuart Weitzman domestic retail businesses and the Jones New York businesses in Canada and Spain. Our new and refocused sportswear product offerings for Fall are performing significantly better, and we anticipate that trend will continue."

The Company ended the quarter with $28 million in cash and used $93 million of cash from operating activities during the first nine months of 2013, compared with generating $13 million in the prior year period. The current year results reflect a higher level of required investment in working capital, higher tax and interest payments and lower operating earnings. At October 5, 2013, the Company had $78 million drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "Our financial position remains strong. We ended the quarter with $28 million in cash and $78 million drawn on our revolver, to meet seasonal working capital needs. Our approach to inventory commitments remains conservative, and we continue to emphasize tight expense control. Our plans to create operational efficiencies, reduce costs within the wholesale channel and improve the performance of our domestic retail business are on track. We believe these actions will enable us to maintain a strong balance sheet."

Mr. Card concluded: "We believe that we are well-positioned for the fourth quarter and early 2014 as we continue to execute on our strategic plan. We have received positive reactions from wholesale customers to our enhanced products across our brands that will ship in the fourth quarter of 2013 and Spring 2014. We are confident that continued product improvement will translate into improved retail performance and, ultimately, increased profitability."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of November 15, 2013, for payment on November 29, 2013.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web-cast at www.jonesgroupinc.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through November 7, 2013 and may be accessed by dialing 877-344-7529 (International 412-317-0088). Enter account number 10035419. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A reconciliation of the GAAP measures presented to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores, through concessions at upscale department stores and through its e-commerce sites.

The Company's internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, Brian Atwood (L), Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe (L).

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial information systems;
  the Company's ability to secure and protect trademarks and other intellectual property rights;
  the effects of extreme or unseasonable weather conditions; and
  the Company's ability to implement its strategic initiatives to enhance profitability.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data	THIRD QUARTER				FISCAL NINE MONTHS
	2013		2012		2013		2012
Net sales	$1,011.0	99.0%	$1,024.6	99.0%	$2,843.8	98.9%	$2,792.3	98.8%
Licensing income	10.7	1.0	10.5	1.0	31.6	1.1	33.0	1.2
Other revenues	-	-	0.3	0.0	0.6	0.0	0.9	0.0
Total revenues	1,021.7	100.0	1,035.4	100.0	2,876.0	100.0	2,826.2	100.0
Cost of goods sold	662.4	64.8	670.8	64.8	1,867.6	64.9	1,792.0	63.4
Gross profit	359.3	35.2	364.6	35.2	1,008.4	35.1	1,034.2	36.6
SG&A expenses	296.5	29.0	301.9	29.2	917.9	31.9	909.6	32.2
Operating income	62.8	6.1	62.7	6.1	90.5	3.1	124.6	4.4
Net interest expense and financing costs (1)	(14.8)	(1.4)	(37.7)	(3.6)	(46.3)	(1.6)	(89.2)	(3.2)
Equity in (loss) income of unconsolidated affiliate	(0.9)	(0.1)	-	-	(0.8)	(0.0)	1.4	0.0
Income before provision for income taxes	47.1	4.6	25.0	2.4	43.4	1.5	36.8	1.3
Provision for income taxes	17.4	1.7	7.2	0.7	16.0	0.6	11.6	0.4
Net income	29.7	2.9	17.8	1.7	27.4	1.0	25.2	0.9
Less: income attributable to noncontrolling interests	0.4	0.0	0.4	0.0	1.0	0.0	0.9	0.0
Income attributable to Jones	$29.3	2.9%	$17.4	1.7%	$26.4	0.9%	$24.3	0.9%
Earnings per share (2)
Net income	$29.7		$17.8		$27.4		$25.2
Less: income attributable to noncontrolling interests	0.4		0.4		1.0		0.9
Income attributable to Jones	29.3		17.4		26.4		24.3
Less: income allocated to participating securities	1.0		0.4		0.9		0.4
Income available to common stockholders of Jones	$28.3		$17.0		$25.5		$23.9
Shares outstanding - diluted	74.1		75.4		74.4		76.1
Earnings per share - diluted	$0.38		$0.22		$0.34		$0.31

Percentages may not add due to rounding.

(1)	Refer to item "h" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(2)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarters and nine months ended October 5, 2013 and September 29, 2012
(UNAUDITED)

All amounts in millions, except per share data	THIRD QUARTER		FISCAL NINE MONTHS
	2013	2012	2013	2012
Operating income	$62.8	$62.7	$90.5	$124.6
Adjustments:
Items affecting segment income:
Expenses related to retail store closure plan (a)	3.3	(0.1)	11.1	1.5
Charges related to acquired businesses (b)	1.9	3.3	7.2	3.5
Other business development costs (c)	3.7	0.2	3.9	0.9
Present value adjustments to lease liabilities for properties not in use (d)	0.7	8.3	2.7	17.6
Severance and other charges related to executive management changes (e)	-	-	1.0	5.9
Gain on the sale of a trademark (f)	-	(3.1)	-	(3.1)
Other restructuring expenses and certain other charges (g)	2.0	1.7	10.3	15.1
Total adjustments to operating income	11.6	10.3	36.2	41.4
Adjusted operating income	$74.4	$73.0	$126.7	$166.0
Income attributable to Jones (as reported)	$29.3	$17.4	$26.4	$24.3
Provision for income taxes	17.4	7.2	16.0	11.6
Adjustments to operating income, from above	11.6	10.3	36.2	41.4
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (h)	-	24.3	(0.4)	47.8
Write off of intangible assets owned by unconsolidated affiliate (i)	0.4	-	0.4	-
Adjusted income before provision for income taxes	58.7	59.2	78.6	125.1
Adjusted provision for income taxes	(21.9)	(15.1)	(29.4)	(39.7)
Adjusted income attributable to Jones	36.8	44.1	49.2	85.4
Less: adjusted income allocated to participating securities	(1.2)	(1.2)	(1.6)	(2.1)
Adjusted income available to common stockholders of Jones	$35.6	$42.9	$47.6	$83.3
Earnings per share - diluted (as reported)	$0.38	$0.22	$0.34	$0.31
Provision for income taxes	0.23	0.09	0.21	0.15
Items affecting segment income:
Expenses related to retail store closure plan (a)	0.04	-	0.15	0.02
Charges related to acquired businesses (b)	0.02	0.05	0.09	0.05
Other business development costs (c)	0.05	-	0.05	0.01
Present value adjustments to lease liabilities for properties not in use (d)	0.01	0.11	0.04	0.23
Severance and other charges related to executive management changes (e)	-	-	0.01	0.08
Gain on the sale of a trademark (f)	-	(0.04)	-	(0.04)
Other restructuring expenses and certain other charges (g)	0.03	0.02	0.13	0.19
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (h)	-	0.31	(0.01)	0.61
Write off of intangible assets owned by unconsolidated affiliate (i)	0.01	-	0.01	-
Adjusted income before provision for income taxes	0.77	0.76	1.02	1.61
Adjusted provision for income taxes	(0.29)	(0.19)	(0.38)	(0.51)
Adjusted earnings per share - diluted	$0.48	$0.57	$0.64	$1.10
Non-GAAP adjustments affecting revenue by segment (j):
Domestic wholesale sportswear	$-	$-	$-	$-
Domestic wholesale jeanswear	-	-	-	-
Domestic wholesale footwear and accessories (g)	0.3	-	0.3	-
Domestic retail	-	-	-	-
International wholesale	-	-	-	-
International retail	-	-	-	-
Licensing, other & eliminations	-	-	-	-
Total	$0.3	$-	$0.3	$-
Non-GAAP adjustments affecting income by segment (j):
Domestic wholesale sportswear (b,e,g)	$0.1	$1.4	$5.0	$5.6
Domestic wholesale jeanswear (d,e,g)	0.1	(0.6)	0.9	1.4
Domestic wholesale footwear and accessories (d,e,g)	1.4	9.6	4.5	22.4
Domestic retail (a,e,g)	3.3	-	11.4	4.5
International wholesale (b,e,g)	-	0.7	2.3	0.9
International retail (b,g)	1.6	1.5	4.7	4.6
Licensing, other & eliminations (b,c,e,f,g)	5.1	(2.3)	7.4	2.0
Total	$11.6	$10.3	$36.2	$41.4
(a)	2013 and 2012 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations.
(b)	2013 and 2012 include the fair value adjustments of the contingent consideration payable for the Robert Rodriguez acquisition and the amortization of certain acquired intangible assets related to the acquisition of Kurt Geiger and Brian Atwood (2012 only).
(c)	2013 and 2012 include investment consulting fees, legal fees, accounting fees and other items related to acquisitions and other business development activities.
(d)	2013 and 2012 include present value accruals and adjustments for liabilities related to leases on properties currently not in use.
(e)	2013 and 2012 include severance and restricted stock charges related to executive management changes.
(f)	2012 includes the gain on the sale of the Sam & Libby trademark.
(g)	2013 and 2012 include severance, occupancy, and other costs related to the restructuring of corporate and business support functions and other charges not considered by management to be part of ongoing operations.
(h)	2013 and 2012 represent the fair value adjustment of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(i)	2013 includes the write off of a discontinued trade name owned by an unconsolidated affiliate.
(j)	See "Segment Information" page for the presentation of GAAP and Adjusted amounts.

	THIRD QUARTER		FISCAL NINE MONTHS
	2013	2012	2013	2012
GAAP gross profit	$359.3	$364.6	$1,008.4	$1,034.2
Other restructuring expenses and certain other charges (g)	0.7	0.4	1.2	0.7
Adjusted gross profit	$360.0	$365.0	$1,009.6	$1,034.9

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended October 5, 2013
Revenues	$186.9	$214.2	$289.9	$136.8	$88.4	$94.8	$10.7	$1,021.7
Segment income (loss)	$8.3	$19.6	$35.4	$(16.3)	$11.0	$3.4	$1.4	62.8
Segment margin	4.4%	9.2%	12.2%	(11.9% )	12.4%	3.6%		6.1%
Net interest expense								(14.8)
Equity in loss of unconsolidated affiliate								(0.9)
Income before provision for income taxes								$47.1
Segment revenues	$186.9	$214.2	$289.9	$136.8	$88.4	$94.8	$10.7	$1,021.7
Adjustments affecting segment revenues (b)	-	-	0.3	-	-	-	-	0.3
Adjusted segment revenues	$186.9	$214.2	$290.2	$136.8	$88.4	$94.8	$10.7	$1,022.0
Segment income (loss)	$8.3	$19.6	$35.4	$(16.3)	$11.0	$3.4	$1.4	$62.8
Adjustments affecting segment income (b)	0.1	0.1	1.4	3.3	-	1.6	5.1	11.6
Adjusted segment income (loss)	$8.4	$19.7	$36.8	$(13.0)	$11.0	$5.0	$6.5	$74.4
Adjusted segment margin	4.5%	9.2%	12.7%	(9.5% )	12.4%	5.3%		7.3%

For the fiscal quarter ended September 29, 2012
Revenues	$208.7	$202.3	$289.9	$140.0	$94.3	$89.7	$10.5	$1,035.4
Segment income (loss)	$12.9	$15.3	$29.3	$(15.5)	$9.4	$2.3	$9.0	62.7
Segment margin	6.2%	7.6%	10.1%	(11.1% )	10.0%	2.6%		6.1%
Net interest expense (a)								(37.7)
Income before provision for income taxes								$25.0
Segment income (loss)	$12.9	$15.3	$29.3	$(15.5)	$9.4	$2.3	$9.0	$62.7
Adjustments affecting segment income (b)	1.4	(0.6)	9.6	-	0.7	1.5	(2.3)	10.3
Adjusted segment income (loss)	$14.3	$14.7	$38.9	$(15.5)	$10.1	$3.8	$6.7	$73.0
Adjusted segment margin	6.9%	7.3%	13.4%	(11.1% )	10.7%	4.2%		7.1%

(a)	Refer to item "h" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal nine months ended October 5, 2013
Revenues	$536.8	$653.4	$712.8	$411.0	$250.3	$280.1	$31.6	$2,876.0
Segment income (loss)	$9.2	$68.0	$57.8	$(56.3)	$27.4	$(4.5)	$(11.1)	90.5
Segment margin	1.7%	10.4%	8.1%	(13.7% )	10.9%	(1.6% )		3.1%
Net interest expense (a)								(46.3)
Equity in loss of unconsolidated affiliate								(0.8)
Income before provision for income taxes								$43.4
Segment revenues	$536.8	$653.4	$712.8	$411.0	$250.3	$280.1	$31.6	$2,876.0
Adjustments affecting segment revenues (b)	-	-	0.3	-	-	-	-	0.3
Adjusted segment revenues	$536.8	$653.4	$713.1	$411.0	$250.3	$280.1	$31.6	$2,876.3
Segment income (loss)	$9.2	$68.0	$57.8	$(56.3)	$27.4	$(4.5)	$(11.1)	$90.5
Adjustments affecting segment income (b)	5.0	0.9	4.5	11.4	2.3	4.7	7.4	36.2
Adjusted segment income (loss)	$14.2	$68.9	$62.3	$(44.9)	$29.7	$0.2	$(3.7)	$126.7
Adjusted segment margin	2.6%	10.5%	8.7%	(10.9% )	11.9%	0.1%		4.4%

For the fiscal nine months ended September 29, 2012
Revenues	$617.1	$538.1	$711.2	$418.7	$243.1	$264.9	$33.1	$2,826.2
Segment income (loss)	$45.1	$38.9	$46.0	$(40.8)	$29.0	$1.0	$5.4	124.6
Segment margin	7.3%	7.2%	6.5%	(9.7% )	11.9%	0.4%		4.4%
Net interest expense (a)								(89.2)
Equity in income of unconsolidated affiliate								1.4
Income before provision for income taxes								$36.8
Segment income (loss)	$45.1	$38.9	$46.0	$(40.8)	$29.0	$1.0	$5.4	$124.6
Adjustments affecting segment income (b)	5.6	1.4	22.4	4.5	0.9	4.6	2.0	41.4
Adjusted segment income (loss)	$50.7	$40.3	$68.4	$(36.3)	$29.9	$5.6	$7.4	$166.0
Adjusted segment margin	8.2%	7.5%	9.6%	(8.7% )	12.3%	2.1%		5.9%

(a)	Refer to item "h" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	October 5, 2013	September 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$27.8	$234.1
Accounts receivable	461.1	486.2
Inventories	568.8	523.7
Prepaid income taxes	2.7	2.2
Deferred taxes	38.5	32.5
Other current assets	53.8	42.4
Total current assets	1,152.7	1,321.1
Property, plant and equipment, at cost, less accumulated depreciation and amortization	260.4	276.2
Goodwill	215.1	262.5
Other intangibles, less accumulated amortization	858.5	901.5
Other assets	147.9	138.2
Total assets	$2,634.6	$2,899.5

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$78.0	$-
Current portion of long-term debt and capital lease obligations	2.2	2.1
Current portion of acquisition consideration payable	2.4	230.2
Accounts payable	253.0	252.2
Income taxes payable	4.2	17.5
Accrued expenses and other current liabilities	147.5	152.0
Total current liabilities	487.3	654.0
Long-term debt and obligations under capital leases	950.9	958.1
Deferred taxes	67.2	66.5
Acquisition consideration payable	4.0	5.0
Other	104.7	117.7
Total liabilities	1,614.1	1,801.3
Redeemable noncontrolling interest	0.7	0.6
Equity	1,019.8	1,097.6
Total liabilities and equity	$2,634.6	$2,899.5

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Nine Months Ended
	October 5, 2013	September 29, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27.4	$25.2
Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of acquisitions:
Amortization of restricted stock	19.5	16.4
Depreciation and other amortization	66.3	67.3
Impairment losses	6.9	0.4
Adjustments to acquisition consideration payable	-	44.0
Equity in loss (income) of unconsolidated affiliate	0.8	(1.4)
Deferred taxes	1.0	(16.7)
Other items, net	1.3	(3.2)
Changes in operating assets and liabilities:
Accounts receivable	(80.8)	(134.7)
Inventories	(81.4)	(28.5)
Accounts payable	(5.0)	12.5
Income taxes payable/prepaid taxes	4.8	18.6
Acquisition consideration payable	(20.5)	(4.6)
Other assets and liabilities, net	(32.8)	17.8
Total adjustments	(119.9)	(12.1)
Net cash (used in) provided by operating activities	(92.5)	13.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(45.2)	(57.1)
Notes receivable issued	(7.1)	-
Acquisition of additional equity interest in GRI	(14.7)	-
Contingent consideration paid related to investment in GRI Group Limited	-	(3.5)
Acquisition of Brian Atwood, net of cash acquired	(0.5)	(4.4)
Other	0.1	4.9
Net cash used in investing activities	(67.4)	(60.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings	78.0	-
Issuance of 6.875% Senior Notes due 2019	-	103.5
Debt issuance costs	-	(2.3)
Costs related to secured revolving credit agreement	(0.3)	(0.3)
Dividends paid	(11.6)	(11.7)
Payments of acquisition consideration payable	(9.4)	(14.6)
Repurchase of common shares	(14.5)	(34.0)
Other	(2.3)	0.2
Net cash provided by financing activities	39.9	40.8
EFFECT OF EXCHANGE RATES ON CASH	(1.8)	1.5
NET DECREASE IN CASH AND CASH EQUIVALENTS	(121.8)	(4.7)
CASH AND CASH EQUIVALENTS, BEGINNING	149.6	238.8
CASH AND CASH EQUIVALENTS, ENDING	$27.8	$234.1